Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

TWO INVESTMENT CONFERENCES DURING MAY

RALEIGH, NC, May 8, 2006 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will present at two health care investment conferences during May 2006. Information on these presentations is provided below:

Rodman & Renshaw Third Annual Global Health Care Conference

Monte Carlo, Monaco	Monday, May 15	11:05 a.m. ET

Bank of America Health Care Conference 2006

Las Vegas, NV	Thursday, May 18	3:00 p.m. ET

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of these presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN®, VISICOL®, OSMOPREP™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. MOVIPREP® and granulated mesalamine are under development.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.